UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2025

KINDERCARE LEARNING COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42367	87-1653366
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

5005 Meadows Road
Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

(503) 872-1300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KLC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2025, KinderCare Learning Companies, Inc. (the “Company”) appointed John T. (“Tom”) Wyatt as the Company’s Chief Executive Officer. Mr. Wyatt continues his current role as the Chair of the Company’s Board of Directors (“Board”). Mr. Wyatt succeeded Paul Thompson, the Company’s previous Chief Executive Officer, who will remain a non-executive officer employee through December 31, 2025. The Chief Executive Officer succession was overseen and recommended by the Company’s Nominating and Corporate Governance Committee to the Board.

On December 2, 2025, Mr. Thompson resigned from the Board. Mr. Thompson’s resignation was in connection with the Chief Executive Officer transition and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Thompson will receive the separation benefits payable in connection with his termination without cause in accordance with the terms of the previously disclosed 2015 employment agreement with the Company, the Company’s Policy for Providing Severance Payments to Executives (the “Severance Policy”), and the relevant terms of Mr. Thompson’s equity, short-term and long-term incentive awards, except as noted herein. On December 2, 2025, the Compensation Committee and the Board took action to modify the terms of Mr. Thompson’s currently outstanding 2023-2025 long-term incentive plan (LTIP) award such that Mr. Thompson will be eligible to receive payment in respect of his 2023-2025 LTIP award to the extent that the Compensation Committee determines that the Company has achieved the relevant performance goals for the performance period, with any payment made to Mr. Thompson at the same time as the Company makes payment to actively employed participants in the 2023-2025 LTIP. The Company also has agreed to provide Mr. Thompson, at its expense, with senior executive level outplacement services for 12 months from termination. All separation benefits are conditioned upon Mr. Thompson’s compliance with the conditions of the Severance Policy, including his delivery to the Company of a general release of claims in favor of the Company that then becomes effective and irrevocable.

Mr. Wyatt, age 70, has served on the Board since 2012 and has served as Chairman of the Board since September 2021. Mr. Wyatt also served as the Company’s Chief Executive Officer from 2012 to May 2024. Prior to joining the Company, Mr. Wyatt held leadership roles at several consumer-oriented brands, such as Old Navy and Cutter & Buck. Since 2019, Mr. Wyatt has served on the board of directors of Vishal Mega Mart Private Limited, a retail company in India, and from May 2010 to February 2020, he served on the board of directors of Jack in the Box Inc., a quick service restaurant company (Nasdaq: JACK).

On December 2, 2025, Mr. Wyatt entered into an offer letter with the Company relating to his employment as Chief Executive Officer (the “Offer Letter”). The Offer Letter was recommended by the Compensation Committee and approved by the Board of Directors. Pursuant to the Offer Letter, Mr. Wyatt’s employment is at-will and may be terminated at any time for any reason, subject to the terms of the Offer Letter. The Offer Letter provides that Mr. Wyatt will cease receiving compensation as a director.

Under the Offer Letter, Mr. Wyatt’s annual base salary will initially be $975,000. Beginning in 2026, Mr. Wyatt will be eligible to participate in the Company’s annual cash-based short-term incentive compensation program, with a target percentage of not less than 110% of his base salary. Beginning in 2026, Mr. Wyatt also will be eligible for equity awards, which are currently a mix of stock options and restricted stock units granted under the Company’s Amended and Restated 2022 Incentive Award Plan. The Offer Letter provides that the value of equity awards to Mr. Wyatt in 2026 will be not less than $4,250,000. The Offer Letter also specifies the terms of equity awards granted to Mr. Wyatt, including a four year vesting period and, in the case of stock options, a five year term and one year period in which to exercise vested options following termination of employment. If Mr. Wyatt’s employment is terminated for any reason other than by the

Company for Cause or by Mr. Wyatt without Good Reason (referred to in the Offer Letter as a “Qualifying Termination”), the equity awards will continue to vest and will be accelerated in full on Mr. Wyatt’s termination of employment due to death or disability.

The Offer Letter provides that Mr. Wyatt will not participate in the Severance Policy or in the Company’s Change in Control Severance Plan.

Under the Offer Letter, in the event of a Qualifying Termination, Mr. Wyatt will be entitled to receive a pro-rated short-term incentive plan (STIP) bonus based on actual performance determined by the Compensation Committee, paid in a lump sum on the later of (i) the 61st day following the date of such Qualifying Termination and (ii) the date payments under such STIP are made to active employees. Additionally, in the event of a Change in Control in which on or following the Change in Control, Mr. Wyatt experiences a Qualifying Termination and he ceases to serve as CEO and Chair of the Board without his consent, the Company will pay Mr. Wyatt a lump sum amount equal to two times his base salary within 60 days. Any payments or benefits to Mr. Wyatt in connection with termination of employment will be subject to the condition that he executes and delivers a general release, in a form reasonably acceptable to the Company, of all known and unknown claims against the Company and its affiliates that becomes effective and irrevocable.

The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

There are no other arrangements or understandings between Mr. Wyatt and any other persons pursuant to which Mr. Wyatt was appointed Chief Executive Officer of the Company. Mr. Wyatt does not have any family relationship with any of the Company’s directors or executive officers. Mr. Wyatt does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K except as it relates to the Offer Letter and as described in the Company’s definitive proxy statement for its 2025 Annual Meeting of Stockholders under the heading “Certain Relationships and Related Party Transactions.”

Item 7.01	Regulation FD.

On December 3, 2025, the Company issued the press release announcing the Chief Executive Officer transition. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter dated December 2, 2025 by and between KinderCare Learning Companies, Inc. and John T. (“Tom”) Wyatt.

99.1	Press Release issued December 3, 2025 by KinderCare Learning Companies, Inc.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2025	KINDERCARE LEARNING COMPANIES, INC.

	By:	/s/ John T. Wyatt
John T. Wyatt
Chief Executive Officer